Exhibit 4.3
CONTINUING UNCONDITIONAL GUARANTY
     This CONTINUING UNCONDITIONAL GUARANTY dated as of July 14, 2008 (the “Guaranty”), is executed by AGREE REALTY CORPORATION, a Maryland corporation, whose address is 31850 Northwestern Highway, Farmington Hills, Michigan 48334 (the “Guarantor”), to and for the benefit of LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association, whose address is 2600 West Big Beaver Road, Troy, Michigan 48084 (in its individual capacity, “LaSalle”), as Agent for itself and the other Banks party to a Loan Agreement of even date herewith (in such capacity, “Agent”), among AGREE LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”), LaSalle, as Agent, and LaSalle and RAYMOND JAMES BANK, FSB, as Banks (as defined in the Loan Agreement) (the “Banks”), as amended, supplemented, restated or otherwise modified from time to time (the “Loan Agreement”).
R E C I T A L S:
     A. The Banks have severally agreed to extend mortgage loans (collectively, the “Loan”) to the Borrower in the aggregate principal amount of Twenty Four Million Eight Hundred Thousand and 00/100 Dollars ($24,800,000.00) (the “Loan Amount”), evidenced by promissory notes from the Borrower to the Banks, dated of even date with the Loan Agreement, in an aggregate principal amount equal to the Loan Amount (as amended, restated or replaced from time to time, the “Notes”).
     B. As a condition to the Banks’ loaning funds or providing other financial accommodations to the Borrower, the Banks require that the Guarantor execute and deliver this Guaranty in order to support the obligations and performance of the Borrower under such loans or financial accommodations.
     C. The Guarantor is financially interested in the Borrower and desires the Banks to extend or continue the extension of credit to the Borrower, which is necessary and desirable to the conduct and operation of the business of the Borrower and will inure to the financial benefit of the Guarantor.
     NOW, THEREFORE, FOR VALUE RECEIVED, it is agreed that the preceding provisions and recitals are an integral part hereof and that this Guaranty shall be construed in light thereof, and in consideration of advances, credit or other financial accommodation heretofore afforded, concurrently herewith being afforded or hereafter to be afforded to the Borrower by the Banks, the Guarantor hereby unconditionally and absolutely guarantees to the Banks or other person paying or incurring the same, irrespective of the validity, regularity or enforceability of any instrument, writing, arrangement or credit agreement relating to or the subject of any such financial accommodation, the prompt payment in full of: (a) the Indebtedness (as hereinafter defined), plus (b) all Rate Management Obligations under any Rate Management Agreements (as defined in the Loan Agreement, plus (c) all costs, legal expenses and attorneys’ and paralegals’ fees of every kind (including those costs, expenses and fees of attorneys and paralegals who may be employees of the Agent, its parent or affiliates), paid or incurred by the Agent in endeavoring to collect all or any part of the Indebtedness, or in enforcing its rights in connection with any collateral therefor, or in enforcing this Guaranty, or in defending against any defense, counterclaim, setoff or crossclaim based on any act of commission or omission by the Banks with respect to the Indebtedness, any collateral therefor, or in connection with any Repayment Claim (as hereinafter defined) (collectively, the “Guaranteed Debt”). In addition, the Guarantor hereby unconditionally and absolutely guarantees to the Banks the prompt, full and faithful performance and discharge by the Borrower of each of the terms, conditions, agreements, representations and warranties on the part of the Borrower contained in any agreement, or in any modification or addenda thereto or substitution thereof in connection with any of the Indebtedness.

     As used herein, “Indebtedness” shall mean and include any and all indebtedness, obligations and liabilities of the Borrower to the Banks or to any Bank Affiliates (as defined in the Loan Agreement) arising: (a) under and pursuant to the Loan Agreement, the Notes or the other Loan Documents (as defined in the Loan Agreement), including any and all new or renewal notes issued in substitution or replacement therefor or any and all extensions, renewals or replacements thereof, and (b) under any Rate Management Agreements, or any other interest rate, currency or commodity swap agreement(s), cap agreement(s) or collar agreement(s), and any other agreement(s) or arrangement(s) designed to protect the Borrower against fluctuations in interest rates, currency exchange rates or commodity prices entered into in connection with the loan evidenced by the Notes.
     Upon an event of default under the Indebtedness, or any default by the Guarantor of any of the covenants, terms and conditions set forth herein which is not cured within thirty days after notice from the Agent to the Guarantor, all of the Guaranteed Debt shall, without notice to anyone, immediately become due and all amounts due hereunder shall be payable by the Guarantor. The Guarantor hereby expressly and irrevocably: (a) waives, to the fullest extent possible, on behalf of itself and its successors and assigns (including any surety) and any other person, any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or to any other rights that could accrue to a guarantor or to the holder of a claim against any person, and which the Guarantor may have or hereafter acquire against any person in connection with or as a result of the Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which the Guarantor is a party or otherwise; (b) waives any “claim” (as such term is defined in the United States Bankruptcy Code) of any kind against the Borrower, and further agrees that it shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against the Guarantor by the Agent or any other person; and (c) acknowledges and agrees (i) the foregoing waivers are intended to benefit the Banks and shall not limit or otherwise affect the Guarantor’s liability hereunder or the enforceability of this Guaranty, (ii) the Borrower and its successors and assigns are intended third party beneficiaries of the foregoing waivers, and (iii) the agreements set forth in this paragraph and the Banks’ rights under this paragraph shall survive payment in full of the Guaranteed Debt.
     All dividends or other payments received by the Banks on account of the Indebtedness, from whatever source derived, shall be taken and applied by the Agent toward the payment of the Indebtedness and in such order of application as the Agent may, in its sole discretion, from time to time elect. The Agent shall have the exclusive right to determine how, when and what application of payments and credits, if any, whether derived from the Borrower or any other source, shall be made on the Indebtedness and such determination shall be conclusive upon the Guarantor.
     This Guaranty shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to the Guarantor until: (i) written notice from the Agent to the Guarantor by United States certified mail of its discontinuance as to the Guarantor; or (ii) until all Guaranteed Debt created or existing before receipt of either such notice shall have been fully paid. If there is more than one Guarantor party hereto and this Guaranty is discontinued as to any Guarantor, this Guaranty shall nevertheless continue and remain in force against any other guarantor until discontinued as to all other Guarantors. In the event of the death, incompetency or dissolution of the Guarantor, this Guaranty shall continue as to all of the Guaranteed Debt theretofore incurred by the Borrower even though the Indebtedness is renewed or the time of maturity of the Indebtedness is extended without the consent of the successors or assigns of the Guarantor.
     No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against any other guarantor shall release or discharge the Guarantor.

     The Guarantor’s liability under this Guaranty shall in no way be modified, affected, impaired, reduced, released or discharged by any of the following (any or all of which may be done or omitted by the Agent in its sole discretion, without notice to anyone and irrespective of whether the Indebtedness shall be increased or decreased thereby): (a) any acceptance by the Banks of any new or renewal note or notes of the Borrower, or of any security or collateral for, or other guarantors or obligors upon, any of the Indebtedness; (b) any compromise, settlement, surrender, release, discharge, renewal, refinancing, extension, alteration, exchange, sale, pledge or election with respect to the Indebtedness, or any note by the Borrower, or with respect to any collateral under Section 1111 or any action under Section 364, or any other section of the United States Bankruptcy Code, now existing or hereafter amended, or other disposition of, or substitution for, or indulgence with respect to, or failure, neglect or omission to realize upon, or to enforce or exercise any liens or rights of appropriation or other rights with respect to, the Indebtedness or any security or collateral therefor or any claims against any person or persons primarily or secondarily liable thereon; (c) any failure, neglect or omission to perfect, protect, secure or insure any of security interests, liens, or encumbrances of the properties or interests in properties subject thereto; (d) the granting of credit from time to time by the Banks to the Borrower in excess of the amount, if any, to which the right of recovery under this Guaranty is limited (which is hereby expressly authorized); (e) any change in the Borrower’s name or the merger of the Borrower into another entity; or (f) any act of commission or omission of any kind or at any time upon the part of the Banks with respect to any matter whatsoever, other than the execution and delivery by the Agent to the Guarantor of an express written release or cancellation of this Guaranty. The Guarantor hereby consents to all acts of commission or omission of the Banks set forth above and agrees that the standards of good faith, diligence, reasonableness and care shall be measured, determined and governed solely by the terms and provisions hereof.
     In order to hold the Guarantor liable hereunder, there shall be no obligation on the part of the Agent, at any time, to resort for payment to the Borrower or to anyone else, or to any collateral, security, property, liens or other rights and remedies whatsoever, all of which are hereby expressly waived by the Guarantor.
     The Guarantor hereby expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice to anyone of the protest, dishonor, default, or nonpayment or of the creation or existence of any of the Indebtedness or of any security or collateral therefor or of the acceptance of this Guaranty or of extension of credit or indulgences hereunder or of any other matters or things whatsoever relating hereto.
     The Guarantor waives any and all defenses, claims and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against the Banks any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the Indebtedness, or any setoff available against the Banks to the Borrower or any such other person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Guaranteed Debt, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.
     The Guarantor represents and warrants to the Banks that the financial statements of the Guarantor furnished to the Banks at or prior to the execution and delivery of this Guaranty fairly present the financial condition of the Guarantor for the periods shown therein, and since the dates covered by the most recent of such financial statements, there has been no material adverse change in the Guarantor’s business operations or financial condition. The Guarantor agrees to advise the Agent immediately of any adverse change in the financial condition, business operations or any other status of the Guarantor. The Agent shall have the right at all times during business hours to inspect the books and records of the Guarantor and make extracts therefrom. Except as expressly shown on the most recent of such financial statements, the Guarantor owns all of its assets free and clear of all liens; is not a party to any litigation, nor is any litigation threatened to the knowledge of the Guarantor which would, if adversely determined, cause any material adverse change in its business or financial condition; and has no delinquent tax liabilities, nor have any tax deficiencies been proposed against it. The Guarantor shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment is performed in the ordinary course of its business consistent with past practices, and will not have a material adverse effect on the business or financial condition of the Guarantor or its ability to perform its obligations hereunder. The Guarantor shall neither become a party to any merger or consolidation, nor, except in the ordinary course of its business consistent with past practices, acquire all or substantially all of the assets of, a controlling interest in the stock of, or a partnership or joint venture interest in, any other entity.
     The Banks may, without demand or notice of any kind to anyone, after the occurrence of an Event of Default, as defined in the Loan Agreement, apply or set off any balances, credits, deposits, accounts, moneys or other indebtedness at any time credited by or due from the Banks to the Guarantor against the amounts due hereunder and in such order of application as the Banks may from time to time elect.
     THE GUARANTOR WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE GUARANTOR MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE AGENT IN ENFORCING THIS GUARANTY. AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO THE GUARANTOR BY THE BORROWER, OR TO ANY OTHER PARTY LIABLE TO THE BANKS FOR THE BORROWER’S OBLIGATIONS, ARE HEREBY SUBORDINATED TO THE BANKS’ CLAIMS AND ARE HEREBY ASSIGNED TO THE BANKS. THE GUARANTOR HEREBY AGREES THAT THE GUARANTOR MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY THE AGENT AGAINST THE BORROWER. THE GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING COMMENCED BY OR AGAINST THE GUARANTOR IN WHICH THE GUARANTOR AND THE AGENT ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER AND ACCEPTING THIS GUARANTY.
     Should a claim (a “Repayment Claim”) be made upon the Banks at any time for repayment of any amount received by the Banks in payment of the Indebtedness, or any part thereof, whether received from the Borrower, the Guarantor pursuant hereto, or received by the Banks as the proceeds of collateral, by reason of: (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Banks or any of their property; or (ii) any settlement or compromise of any such Repayment Claim effected by the Banks, in their sole discretion, with the claimant (including the Borrower), the Guarantor shall remain liable to the Banks for the amount so repaid to the same extent as if such amount had never originally been received by the Banks, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing the Indebtedness.
     The Banks may, without notice to anyone, sell or assign the Indebtedness, or any part thereof, or grant participations therein, and in any such event, the Agent, as agent for each and every immediate or remote assignee or holder of, or participant in, all or any of the Indebtedness shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right herein.
     Unless and until all of the Indebtedness have been paid in full, no release or discharge of any other person, whether primarily or secondarily liable for and obligated with respect to the Indebtedness, or the institution of bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings by or against the Guarantor or any other person primarily or secondarily liable for and obligated with respect to the Indebtedness, or the entry of any restraining or other order in any such proceedings, shall release or discharge the Guarantor, or any other guarantor of the Indebtedness, or any other person, firm or corporation liable to the Banks for the Indebtedness.
     This Guaranty has been delivered to the Agent at its offices in Michigan, and the rights, remedies and liabilities of the parties shall be construed and determined in accordance with the laws of the State of Michigan, in which State it shall be performed by the Guarantor.
     TO INDUCE THE BANKS TO GRANT FINANCIAL ACCOMMODATIONS TO THE BORROWER, THE GUARANTOR IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS GUARANTY SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING SITUS IN THE COUNTY OF OAKLAND, MICHIGAN. THE GUARANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND VENUE OF ANY STATE OR FEDERAL COURT LOCATED AND HAVING ITS SITUS IN THE COUNTY OF OAKLAND, MICHIGAN, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS, AND CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE GUARANTOR AT THE ADDRESS INDICATED IN THE AGENT’S RECORDS IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE. FURTHERMORE, THE GUARANTOR WAIVES ALL NOTICES AND DEMANDS IN CONNECTION WITH THE ENFORCEMENT OF THE BANKS’ RIGHTS HEREUNDER, AND HEREBY CONSENTS TO, AND WAIVES NOTICE OF THE RELEASE, WITH OR WITHOUT CONSIDERATION, OF THE BORROWER OR ANY OTHER PERSON RESPONSIBLE FOR PAYMENT OF THE BORROWER’S OBLIGATIONS, OR OF ANY COLLATERAL THEREFOR.
     Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
     It is agreed that the Guarantor’s liability is independent of any other guaranties at any time in effect with respect to all or any part of the Indebtedness, and that the Guarantor’s liability hereunder may be enforced regardless of the existence of any such other guaranties.
     No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof, or the exercise of any other right or remedy. No modification, termination, discharge or waiver of any of the provisions hereof shall be binding upon the Banks, except as expressly set forth in a writing duly signed and delivered on behalf of the Agent.

     The execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary action on the part of the Guarantor and do not and will not (i) require any consent or approval which has not been obtained, (ii) violate any provision of organizational documents of the Guarantor or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority, or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Guarantor pursuant to, any indenture or other agreement or instrument under which the Guarantor is a party or by which it or any of its properties may be bound or affected. The person(s) executing and delivering this Guarantor for and on behalf of the Guarantor, are duly authorized to so act.
     This Guaranty: (i) is valid, binding and enforceable in accordance with its provisions, and no conditions exist to the legal effectiveness of this Guaranty as to the Guarantor; (ii) contains the entire agreement between the Guarantor and the Banks; (iii) is the final expression of their intentions; and (iv) supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by the Banks or relied upon by the Guarantor in connection with the execution hereof.
     The term “Guarantor” as used herein shall mean all parties signing this Guaranty, and the provisions hereof shall be binding upon the Guarantor, and each one of them, and all such parties, their respective successors and assigns shall be jointly and severally obligated hereunder. This Guaranty shall inure to the benefit of the Banks and their successors and assigns.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Continuing Unconditional Guaranty as of the day and year first above written.

GUARANTOR:

AGREE REALTY CORPORATION, a Maryland corporation

By:	/s/ Richard Agree

Name:	Richard Agree
Title:	President

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